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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Project Software & Development, Inc. on Form S-8 (File Nos. 33-79074, 33-79142, 33-95774, 33-95780, and 333-3402) of our report dated November 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Project Software & Development, Inc. as of September 30, 1998, 1997 and 1996 and for the years ended September 30, 1998 and 1997, which report is included in this Annual Report on Form 10-K.





                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
December 22, 1998